UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

M&F BANCORP, INC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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M&F BANCORP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2005

TO OUR STOCKHOLDERS:

You are invited to attend the 2005 annual meeting of stockholders of M&F Bancorp, Inc. to be held at the M&F Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina on Tuesday, May 10, 2005 at 10:00 a.m. Eastern Time. At the annual meeting, you will be asked to:

1.	Elect six people to serve on the Board of Directors of M&F Bancorp, Inc. until the 2006 annual meeting of stockholders or until their successors are elected and qualified.

2.	Ratify the appointment of Deloitte & Touche, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2005.

3.	Consider any other business that may properly be brought before the annual meeting or any adjournment thereof. M&F Bancorp, Inc.’s Board of Directors does not know of any other business to be considered at the annual meeting.

Stockholders of record at the close of business on March 15, 2005 are entitled to vote at the annual meeting or any adjournment thereof. If a quorum is not present at the time of the annual meeting, the meeting may be adjourned so that M&F Bancorp, Inc. can solicit more proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lee Johnson, Jr.
Lee Johnson, Jr.
President and Chief Executive Officer

Durham, North Carolina

April 13, 2005

We urge you to complete, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the annual meeting in person. If you do attend the annual meeting, you then may withdraw your proxy and vote in person. You may withdraw your proxy at any time prior to voting.

M&F BANCORP, INC.

2634 Durham Chapel Hill Blvd.

Durham, North Carolina 27707

(919) 683-1521

PROXY STATEMENT

M&F Bancorp, Inc. (the “Corporation”) is sending this proxy statement to you for the solicitation of proxies by our Board of Directors to be voted at the annual stockholders’ meeting. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 13, 2005.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The annual meeting will be held at 10:00 a.m. Eastern Time on Tuesday, May 10, 2005 at the M&F Corporate Center Auditorium, 2634 Durham Chapel Hill Boulevard, Durham, North Carolina.

What Matters Will be Voted on at the Annual Meeting?

At the annual meeting, you will be asked to:

•	Elect six people to serve on the Corporation’s Board of Directors until the annual meeting of stockholders in 2006 or until their successors are elected and qualified.

•	Ratify the appointment of Deloitte & Touche, L.L.P. as the Corporation’s independent auditor for the fiscal year ending December 31, 2005.

•	Consider any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, March 15, 2005, are entitled to receive notice of and to vote at the annual meeting. On March 15, 2005, there were 1,685,646 shares of the Corporation’s common stock outstanding and there were approximately 1,220 stockholders of record. Each share of the common stock is entitled to one vote on each matter considered at the meeting.

What Constitutes a Quorum?

The presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the annual meeting is required for a quorum. Abstentions, broker non-votes and votes withheld from any director nominee count as “shares present” at the annual meeting for purposes of determining a quorum.

What Vote is Required to Approve Each Proposal?

Election of Directors. The six nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Stockholders can cumulate their votes in the election of directors.

Ratification of Accountants. The Audit Committee of our Board of Directors has appointed Deloitte & Touche, L.L.P. to act as the independent auditor for the Corporation for the fiscal year ending December 31, 2005. Ratification of this proposal will require the favorable vote of at least a majority of all shares of common stock voted on the measure.

Other Matters. Any other matters presented for consideration at the annual meeting or any adjournment of the annual meeting will require the vote of at least a majority of all shares of common stock present and voting on the matter. Management currently knows of no other matters to be presented at the annual meeting.

Abstention and Broker Non-Votes. Abstentions and broker “non-votes” are not counted as votes cast and, therefore, will have no effect on the vote for any proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and, therefore, does not have discretionary voting power for that particular item.

How Do I Vote?

If you complete and sign the enclosed proxy and return it to us, it will be voted as you direct. If you return your proxy but do not give directions for one or more of the proposals, any directions you give will be followed and the proxy will be voted FOR each of the proposals on which no directions are given. If any other matters are properly presented at the annual meeting for consideration, the people named in the proxy will have discretion to vote on those matters according to their best judgment. “Street name” stockholders who wish to vote in person at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, your proxy can be withdrawn at any time before it is voted by:

•	delivering written notice to our Corporate Secretary, M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707, before the vote at the annual meeting, or

•	completing and returning a later dated proxy, or

•	attending the annual meeting and voting in person.

Who Pays the Cost of Soliciting Proxies?

The Corporation will bear the cost of soliciting proxies for the annual meeting. In addition to soliciting proxies by mail, directors, officers and employees of the Corporation and our bank subsidiary, Mechanics & Farmers Bank (the “Bank”), may solicit proxies personally or by telephone or fax. No director, officer or employee of the Corporation or Bank who solicits proxies will receive any compensation for their solicitation efforts other than their regular compensation for the positions they hold. The Corporation does not intend to pay any compensation to any other people for the solicitation of proxies. However, it will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses related to mailing proxy materials to beneficial owners.

STOCK OWNERSHIP

Who are the Owners of the Greatest Percentage of our Common Stock?

The following table shows all persons or “groups,” as defined in the Securities Exchange Act of 1934, as amended (“Exchange Act”), who are known to the Corporation to own beneficially more than 5% of the M&F Bancorp, Inc. common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock on March 15, 2005[2]
Mrs. Vivian M. Sansom 1521 Cross Link Road Raleigh, NC 27610	180,798	10.73%

Mrs. Selena W. Wheeler 302 Formosa Avenue Durham, NC 27707	167,538	9.94%

North Carolina Mutual 411 West Chapel Hill Street Durham, NC 27701	156,000	9.25%

[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,685,646 shares of common stock outstanding as of March 15, 2005.

How Much Stock Do Directors and Executive Officers of the Corporation and the Bank Own?

The following table shows the beneficial ownership of common stock as of March 15, 2005 by:

•	Each director;

•	Those people who were executive officers in 2004 and received salaries and bonuses in excess of $100,000 during 2004; and

•	All directors and named executive officers as a group.

For purposes of this table, and according to Rule 13d-3 under the Exchange Act, a person is the beneficial owner of any shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, other immediate family members and in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership where the people named in the table possess voting and/or investment power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
Fohliette W. Becote Former Secretary/Treasurer of the Corporation and Senior Vice President, Chief Financial Officer and Corporate Secretary of the Bank[9] 2634 Durham Chapel Hill Boulevard, Suite 100 Durham, North Carolina 27707	19,500[3]	1.14%

Wesley A. Christopher Senior Vice President/Banking Group Executive of the Bank 2634 Durham Chapel Hill Boulevard, Suite 100 Durham, North Carolina 27707	0	*

Willie T. Closs, Jr. Director of the Corporation 411 West Chapel Hill Street Durham, NC 27701	400	*

Genevia Gee Fulbright Director of the Corporation P.O. Box 13156 Research Triangle Park, NC 27709-3156	1,054	*

Lee Johnson, Jr. President, Chief Executive Officer and Director of the Corporation and the Bank 2634 Durham Chapel Hill Boulevard, Suite 100 Durham, NC 27707	38,688[4]	2.25%

Benjamin S. Ruffin Former Director of the Corporation and the Bank[10] 8 West 3rd Street Winston-Salem, NC 27101	9,690	*

Cedrick L. Russell Director of the Bank 822 Carl Russell Avenue Winston-Salem, NC 27101	704	*

Joseph M. Sansom Director of the Corporation and the Bank 2701 Little John Road Raleigh, NC 27610	1,848	*

J.C. Scarborough III Director of the Bank P.O. Box 1075 Durham, NC 27702	9,200	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
E. Elaine Small Vice President of the Corporation and Executive Vice President/Operations Group Executive of the Bank 2634 Durham Chapel Hill Boulevard, Suite 100 Durham, NC 27707	32,300[5]	1.88%

Maceo K. Sloan Director of the Corporation 2634 Durham-Chapel Hill Boulevard, Suite 206 Durham, NC 27707	9,784	*

Aaron L. Spaulding Director of the Corporation and the Bank 5400 Glenwood Avenue, Suite 200 Raleigh, NC 27612-3747	59,022[6]	3.50%

James A. Stewart Director of the Bank 3511 Shannon Road, Suite 100 Durham, NC 27707	25,270	1.50%

Connie J. White Director of the Bank P. O. Box 555 Durham, NC 27702	1,474[7]	*

Directors and Named Executive Officers as a group (14 people)	208,934[8]	11.66%

*	Represents less than 1% of the Corporation’s outstanding common stock.
[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,685,646 shares of M&F Bancorp, Inc. common stock outstanding as of March 15, 2005. Assumes the exercise of only those stock options included with respect to the designated recipients.
[3]	Includes 18,000 shares of common stock in which Ms. Becote has the right to acquire beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[4]	Includes 36,000 shares of common stock in which Mr. Johnson has the right to acquire beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[5]	Includes 31,200 shares of common stock in which Ms. Small has the right to acquire beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[6]	Includes 20,322 shares of common stock held in trust and for which Mr. Spaulding serves as trustee and, as such, has certain voting and investment powers over these shares. Includes 28,500 shares of common stock held by Mr. Spaulding’s mother for whom Mr. Spaulding serves as attorney-in-fact for financial matters and, as such, has certain voting and investment powers over these shares.
[7]	Includes 24 shares held jointly with brother.
[8]	Includes 105,522 shares of common stock in which individuals within the group have a right to acquire beneficial interest within 60 days by exercise of stock options granted under the Stock Option Plan.
[9]	Ms. Becote resigned her positions with the Corporation and the Bank effective March 31, 2005.
[10]	Mr. Ruffin resigned as a director of the Corporation effective December 31, 2004 and as a director of the Bank effective February 24, 2005.

EXECUTIVE OFFICERS

The following table provides information about the executive officers of the Corporation and the Bank.

Name	Age	Positions Held During Past Five Years	Has Served the Corporation or the Bank Since
Lee Johnson, Jr.	61	President/Chief Executive Officer of the Corporation and President/Chief Executive Officer of the Bank, May 2001 to present; President of the Corporation and President/Chief Operating Officer of the Bank, October 2000 to May 2001; Vice President of the Corporation and Executive Vice President/Chief Financial Officer/Financial Group Executive of the Bank, April 1996 to October 2000	1968

Allan E. Sturges	57	Acting Chief Financial Officer of the Corporation, March 2005 to present; Vice President and Comptroller of the Bank, April 2004 to present; previously, Chief Financial Officer of Consolidated Bank & Trust Company, Richmond, Virginia	2004

Wesley A. Christopher	56	Senior Vice President/Banking Group Executive of the Bank, September 2003 to present; Senior Vice President/Market Executive, First Citizens Bank, March 1997 to September 2003	2003

W. Donald Harrington	42	Senior Vice President/Credit Administrator of the Bank, May 1997 to present	1994

E. Elaine Small	55	Vice President of the Corporation and Executive Vice President/Operations Group Executive of the Bank, October 2000 to present; Senior Vice President/Operations Group Executive of the Bank, April 1994 to October 2000	1972

THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often Did the Corporation’s Board of Directors Meet During 2004?

During the year ended December 31, 2004, the Board of Directors of the Corporation held eleven meetings. No director of the Corporation attended less than 75% of the total meetings of the Board during this period. All directors of the Corporation attended 75% or more of the meetings of committees on which the directors served during this period.

How Often Did the Board of Directors of the Bank Meet During 2004?

During the year ended December 31, 2004, the Board of Directors of the Bank held seven meetings. Except as noted below, no director of the Bank attended less than 75% of the total meetings of the Board and any committees on which each director served during this period.

What Committees Have Been Established?

Committees of the Corporation

The Board of Directors of the Corporation has four standing committees, an Audit Committee, a Strategic Issues and Planning Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.

Audit Committee. The Audit Committee, among other responsibilities:

•	Reviews and approves the services of the independent auditor of the Corporation and the Bank;

•	Reviews the plan, scope and audit results of the internal auditors and the independent auditors;

•	Reviews the reports of bank regulatory authorities; and

•	Reviews the annual and other reports to the Securities and Exchange Commission (“SEC”) and the annual report to the Corporation’s stockholders.

The Audit Committee consists of directors Genevia Gee Fulbright (chairperson of the committee), Willie T. Closs, Jr., Maceo K. Sloan and Aaron L. Spaulding. There were nine meetings of the Audit Committee during the year ended December 31, 2004.

Strategic Issues and Planning Committee. The Strategic Issues and Planning Committee assists in influencing the future direction of the Corporation. The Strategic Issues and Planning Committee recommends planning issues and policies to the Board, monitors the planning activities of the Corporation’s officers, and makes recommendations as appropriate, to the officers and directors of the Corporation.

The Strategic Issues and Planning Committee consists of directors Maceo K. Sloan (chairman of the Committee), Aaron L. Spaulding, Genevia Gee Fulbright and Joseph M. Sansom. There were nine meetings of the Strategic Issues and Planning Committee during the year ended December 31, 2004.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Corporation’s Board of Directors, nominates new and replacement members for the Board and recommends Board Committee composition. In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance. There were four meetings of this Committee during the year ended December 31, 2004.

The Corporate Governance and Nominating Committee consists of directors Aaron L. Spaulding (chairman of the committee), Willie T. Closs, Jr., Genevia Gee Fulbright, and Maceo K. Sloan.

Compensation Committee. In response to new NASD corporate governance requirements, the Board established a Compensation Committee in 2004. The Compensation Committee receives the recommendations of the Chief Executive Officer and the Bank’s Compensation Committee for the compensation to be paid to executive officers, and after due deliberation determines the compensation of such executive officers and the Chief Executive Officer. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives. The Compensation Committee did not meet during the year ended December 31, 2004.

The Compensation Committee consists of directors Willie T. Closs, Jr. (chairman of the committee) and Aaron L. Spaulding.

Committees of the Bank

The Board of Directors of the Bank has several standing committees, including the Executive Committee and Compensation Committee.

Executive Committee. The Executive Committee of the Bank may act, between meetings of the Bank’s Board of Directors, with all the authority of the full Board of Directors. The members of the Executive Committee are directors Lee Johnson, Jr., Joseph M. Sansom, Aaron L. Spaulding and James A. Stewart. The Committee met five times during the year ended December 31, 2004.

Compensation Committee. The Compensation Committee reviews and recommends to the Compensation Committee of the Corporation’s Board compensation arrangements for senior management of the Corporation and the Bank. The members of this Committee are directors Joseph M. Sansom and James A. Stewart. The Committee met four times during the year ended December 31, 2004.

How are Directors Compensated?

During 2004, members of the Corporation’s Board of Directors received an annual retainer fee of $1,800, $450 for each Board meeting attended and $350 for each committee meeting attended, except that non-officer committee chairmen received an additional $1,000 retainer for each committee chaired and the Chairman of the Board received a $3,600 annual retainer. Directors are reimbursed for reasonable travel expenses incurred to attend meetings.

During the year ended December 31, 2004, the Bank’s non-officer directors received an annual retainer of $1,500 and a monthly fee of $450 for each Board meeting attended. Non-officer directors also received $350 for each committee meeting attended, the chairman of each committee received $450 per meeting attended and the Chairman of the Bank’s Board received $650 for each meeting attended. Directors who are officers or employees of the Corporation or its subsidiaries received no additional compensation for service as directors or members of Board committees of the Bank. Directors are reimbursed for reasonable travel expenses incurred to attend meetings. The Board anticipates that the same fees will be payable during 2005.

Any director who serves on both the Bank’s and Corporation’s Board of Directors receives a retainer only from the Corporation.

Director Fee Continuation Agreements. The Corporation and the Bank, as applicable, have entered into one or more unfunded director fee continuation agreements with each of the members of the Board of the Corporation and the Bank, except for Mr. Johnson, pursuant to which the participating directors receive retirement benefits in the form of fee continuation payments. Such amounts are not part of any fee reduction plan or an arrangement deferring a current bonus or fee increase. Participating directors providing at least 10 years of service are eligible to receive benefits upon their normal or mandatory retirement as provided in each agreement. In the event of a participating director’s termination of service following a “change in control” as defined in each agreement, that director would be entitled to receive benefits upon reaching the normal retirement age (65) as if the director had continuously served until that time. The participating directors or their beneficiaries are eligible to receive a specified payment equal to 60% of the director’s average fee earnings for the three years immediately prior to his or her retirement payable in equal monthly installments for the participating director’s lifetime. The Bank has purchased life insurance policies on the lives of the directors to assist the Bank in meeting its obligations under these agreements.

Bank-Owned Life Insurance. Bank-owned life insurance (“BOLI”) involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of directors and/or officers of the Bank. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with director and/or employee benefit plans or provide additional benefits for directors and/or employees. The Bank is the owner of the director BOLI policies and is entitled to the full cash surrender value of the director BOLI policies. The primary goal of this investment in BOLI for directors is to help offset the costs associated with the Bank’s Director Fee Continuation Plan discussed above. Upon an insured director’s death, 100% of the net death benefit is payable to the Bank.

How Can a Stockholder Nominate Someone for the Board?

According to the Corporation’s Bylaws, any stockholder nomination of candidates for election to the Board of Directors at the 2006 annual meeting must be made in writing to the Corporation’s Corporate Secretary not fewer than 30 days nor more than 50 days prior to the date of the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Stockholder nominations must contain the following information if known to the nominating stockholder:

•	The name and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The total number of shares of common stock of the Corporation that will be voted for each proposed nominee;

•	The name and address of the nominating stockholder; and

•	The number of shares of common stock owned by the nominating stockholder.

The Board of Directors of the Corporation may disregard any nominations that do not comply with these requirements. Upon the instruction of that Board, the vote inspector for the annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements.

How Can a Stockholder Communicate with the Board or its Members?

The Corporation does not have a formal procedure for stockholder communication with the Board. In general, our directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to Lee Johnson, Jr., our Chief Executive Officer, or our Corporate Secretary at the following address with a request to forward the same to the intended recipient: M&F Bancorp, Inc., 2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707. Alternatively, stockholders may direct correspondence to the Board, or any of its members, in care of the Corporation at the address above. In addition, stockholders may contact us through our website address at http://www.mfbonline.com or using our toll-free number, 1-800-433-8283. The Board has delegated to the Corporate Secretary, or her designee, responsibility for determining in her discretion whether the communication is appropriate for director, committee or board consideration. According to the policy adopted by the Board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary business operations, billing issues, product or service related inquires, order requests, and similar issues to the appropriate individual within the company. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is directed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be.

What is the Corporation’s Policy for Director Attendance at Annual Meetings?

Although it is customary for all members of the Board to attend, the Corporation has no formal policy in place with regard to Board members’ attendance at its annual meeting of stockholders. All Board members attended our 2004 annual meeting of shareholders which was held on May 11, 2004.

REPORT OF AUDIT COMMITTEE

The Board has determined that all of the members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. The Committee has adopted a written charter which is reviewed annually, and was amended on January 10, 2005. A copy of the amended charter is attached as Appendix A to this Proxy Statement. A copy of the amended charter is available on the “Shareholder Information” page of the Corporation’s website at http://www.mfbonline.com.

The Board has opted to comply voluntarily with NASD corporate governance standards applicable to Audit Committee composition. Under those standards, the Committee must have at least three directors, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board has determined that Genevia Gee Fulbright, Chairperson of the Audit Committee, Maceo K. Sloan and Willie T. Closs, Jr. qualify as “audit committee financial experts” and are “independent” as defined under applicable SEC and NASD rules and regulations. The Board’s affirmative determinations were based, among other things, upon Ms. Fulbright’s extensive experience in public accounting for over 20 years and her position as a CPA with her own firm of Fulbright & Fulbright, CPA, PA; upon Mr. Sloan’s extensive experience and positions as Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. and Chairman, Chief Executive Officer and Chief Investment Officer of NCM Capital Advisers, Inc. and NCM Capital Management Group, Inc. and upon Mr. Closs’s extensive experience as a Certified Public Accountant, his position as Controller of North Carolina Mutual Life Insurance Company, his prior experience as an auditor for Deloitte & Touche, L.L.P. and his academic credentials. The Board has determined that all of the remaining directors on the Committee meet the relevant SEC and NASDAQ financial literacy standards.

The Audit Committee has reviewed and discussed the Corporation’s audited consolidated financial statements with management of the Corporation and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, and has discussed with the independent auditor the independent auditor’s independence. Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. The Audit Committee also reappointed the Corporation’s independent auditor and the Board of Directors concurred in the recommendation.

Members of the Audit Committee,
Willie T. Closs, Jr.
Genevia Gee Fulbright
Maceo K. Sloan
Aaron L. Spaulding

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporation established a Corporate Governance and Nominating Committee in March 2004. All members of this Committee are “independent” as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. The Committee has adopted a written charter, which was attached as an appendix to the Corporation’s 2004 Proxy Statement. A copy of this charter is available on the “Shareholder Information” page of the Corporation’s website at http://www.mfbonline.com. This Committee establishes corporate governance policies, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Committee facilitates an annual evaluation by members of the Board as a whole and individual director performance.

Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. The Committee identifies director nominees from various sources such as officers, directors, and stockholders and in 2004 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a Committee-recommended nominee. The Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Company stock ownership. Where appropriate, the committee will ultimately recommend nominees whom it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company. Additional factors the Committee may consider in evaluating candidates include: (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) lack of potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Company; (viii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or qualify as an “audit committee financial expert;” (ix) executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and (x) the size and composition of the existing Board. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

Before nominating a current director for re-election at an annual meeting, the Committee will consider the director’s performance on the Board and whether the director’s re-election will be consistent with any corporate governance policies of the Company.

Members of the Corporate Governance
and Nominating Committee,
Aaron L. Spaulding
Willie T. Closs, Jr.
Genevia Gee Fulbright
Maceo K. Sloan

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 2004, 2003 and 2002, the cash compensation received by the Bank’s Chief Executive Officer and the Bank’s other executive officers whose total annual salary and bonus during 2004 exceeded $100,000, as well as certain other compensation paid or accrued for those years. The Corporation does not pay its executive officers any cash compensation. However, the executive officers of the Corporation are also executive officers of the Bank and receive compensation from the Bank.

		Annual Compensation					Long Term Compensation	All Other Compensation[3,4,5]
Name and Principal Position	Year	Salary		Bonus[1]		Other Annual Compensation[2]	Securities Underlying Options/Stock Appreciation Rights (“SARS”) (in shares)
Lee Johnson, Jr. President/Chief Executive Officer of the Corporation and the Bank	2004 2003 2002	$ $ $	159,159 151,624 144,316	$ $ $	36,000 25,683 28,745	$5,000 0 0	0/0 0/0 0/0	$ $ $	111,914 24,551 64,753

E. Elaine Small Vice President of the Corporation and Executive Vice President/Operations Group Executive of the Bank	2004 2003 2002	$ $ $	110,197 106,454 103,111	$ $ $	15,322 17,719 18,638	$4,500 0 0	0/0 0/0 0/0	$ $ $	107,941 7,988 6,652

Fohliette W. Becote Secretary/Treasurer of the Corporation and Senior Vice President, Chief Financial Officer and Corporate Secretary of the Bank	2004 2003 2002	$ $ $	100,172 96,568 92,759	$ $ $	13,819 20,967 16,916	$7,500 0 0	0/0 0/0 0/0	$ $ $	55,272 7,086 5,743

[1]	Bonuses for 2004 were projected based on the Corporation’s cash incentive compensation plan.
[2]	For 2004, these amounts reflect special payments made to the named executive officer in recognition of work performed during 2003 and 2004 on special projects for the Corporation and the Bank.
[3]	For Mr. Johnson for 2004: represents an employer contribution of $11,300 to the Retirement Plus Plan and Deferred Salary Agreement, $1,584 in life insurance premiums for coverage in excess of $50,000, $95,000 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $3,500 in imputed income under the BOLI policies (a portion of the whole life insurance premiums paid for the named executive in lieu of term life insurance premium payments for the equivalent death benefit coverage); for 2003: represents an employer contribution of $10,844 to the Retirement Plus Plan and Deferred Salary Agreement, $1,032 in life insurance premiums for coverage in excess of $50,000, and $12,635 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan; and for 2002: represents an employer contribution of $8,721 to the Retirement Plus Plan and Deferred Salary Agreement, $1,032 in life insurance premiums for coverage in excess of $50,000, and $55,000 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan.
[4]	For Ms. Small for 2004: represents an employer contribution of $7,759 to the Retirement Plus Plan and Deferred Salary Agreement, $908 in life insurance premiums for coverage in excess of $50,000, $97,871 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $1,403 in imputed income under the BOLI policies; for 2003: represents an employer contribution of $7,533 to the Retirement Plus Plan and Deferred Salary Agreement and $455 in life insurance premiums for coverage in excess of $50,000; and for 2002: represents an employer contribution of $6,213 to the Retirement Plus Plan and Deferred Salary Agreement and $439 in life insurance premiums for coverage in excess of $50,000.
[5]	For Ms. Becote for 2004: represents an employer contribution of $7,299 to the Retirement Plus Plan and Deferred Salary Agreement, $279 in life insurance premiums for coverage in excess of $50,000, $47,181 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan, and $513 in imputed income under the BOLI policies; for 2003: represents an employer contribution of $6,825 to the Retirement Plus Plan and Deferred Salary Agreement and $261 in life insurance premiums for coverage in excess of $50,000; and for 2002: represents an employer contribution of $5,576 to the Retirement Plus Plan and Deferred Salary Agreement and $167 in life insurance premiums for coverage in excess of $50,000.

Equity Compensation Plan Information

The following table presents the numbers of shares of common stock to be issued upon the exercise of outstanding options; the weighted-average price of the outstanding options and the number of options remaining that may be issued under the Corporation’s Stock Option Plan described below.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our security holders	110,400	$7.84	59,600
Equity compensation plans not approved by our security holders	-0-	N/A	-0-
Total	110,400	$7.84	59,600

Stock Option Plan

The Incentive Stock Option Plan of 1999 (the “Stock Option Plan”) which provides for the grant of stock options for the purchase of up to 170,000 shares (adjusted for the January 21, 2000 3-for-2 stock split and the 100% stock dividend paid on January 10, 2005) of the Corporation’s common stock as incentive awards to officers of the Corporation and its subsidiaries (the “Key Employees,” including the executive officers, but excluding any director who is not also a full-time employee of the Corporation or a subsidiary). The purpose of the Stock Option Plan generally is to assist the Bank in attracting and retaining key employees and align their interests with those of stockholders, and to encourage and motivate Key Employees to perform at levels that will contribute to both the Corporation’s financial performance and to the growth of the market value of its common stock, thereby enhancing stockholder value. The Stock Option Plan expires on December 28, 2009, and no options may be granted thereafter.

Plan Administration. The Stock Option Plan is administered by the Corporation’s Board of Directors. If a director is eligible as an employee for the grant of an option, that director must recuse himself or herself and not participate in the discussion, nor vote on the award of any option to him or her. The Board is authorized:

•	to make all determinations regarding the persons to whom and numbers of shares and amounts for which stock options will be granted under the Plan,

•	to specify the terms of all awards or grants under the Plan,

•	to interpret and make all other determinations under the Plan,

•	to prescribe, amend and rescind rules and regulations with respect to the operation of the Plan, and

•	to take other actions relating to and reasonable or advisable in administering the Plan.

Stock Options. An option is a right that may be granted by the Corporation’s Board to a Key Employee under the Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price per share (the “Exercise Price”). Stock options granted under the Plan are incentive stock options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986 (the “Code”). The Exercise Price per share of common stock covered by each ISO granted is set by the Board at the time the option is granted, but may not be less than 100% of the fair market value (as determined by the Board in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the ISO is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock).

Each ISO vests and becomes exercisable as specified by the Board and, to the extent not previously exercised, expires and may not be exercised after the earlier of:

(i)	the expiration date set by the Board at the time of grant (which may be no more than ten years after the date of grant, or five years in the case of an ISO granted to a Key Employee who owns more than 10% of the outstanding voting common stock);

(ii)	90 days after the date of termination of the Key Employee’s employment other than by reason of his or her death, disability, or termination for cause (as defined in the Plan);

(iii)	twelve months following the termination of the Key Employee’s employment as a result of his or her death or disability; or

(iv)	immediate termination if the Key Employee’s employment is terminated for cause or if the Key Employee competes with the Bank (as compete is defined in the Stock Option Plan).

The aggregate fair market value (determined as of the date of grant) of common stock for which all ISOs granted to any Key Employee may become exercisable for the first time in any calendar year may not exceed $100,000. In addition, the Board may impose such other restrictions or conditions as it may deem appropriate.

At the time an ISO is exercised, the optionee must make full payment of the aggregate exercise price for shares being purchased. Payment shall be made in cash. Optionees will have no rights as stockholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

ISOs granted under the Plan are intended to qualify for favorable income tax treatment. Under the Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply. If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the exercise price. The Corporation will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of: (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and sales price, and the Corporation is allowed to take a deduction for the same amount.

Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the outstanding common stock resulting from a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Stock Option Plan and subject to options outstanding and the purchase price per share will be proportionately and appropriately adjusted.

As a result of the January 10, 2005 stock dividend, the aggregate number of shares subject to options under the Stock Option Plan was increased to 170,000 shares and the exercise price of the ISOs adjusted to $7.84 per share.

Change in Control Transactions. Immediately prior to a change in control, each outstanding ISO will become immediately vested and may be exercised in full under the terms of the Stock Option Plan. A “change in control” includes:

•	the acquisition of more than 50% of the stock of the Corporation,

•	the sale of all or substantially all of the assets of the Corporation, and

•	the merger or consolidation of the Corporation with another entity at least 50% of the stock of which is not owned by the stockholders of the Corporation.

Amendments. The Board of Directors may, from time to time, amend, suspend, or terminate the Stock Option Plan. However, no such action will adversely affect any optionee’s rights under any then outstanding option, and the Board shall not:

(i)	increase the maximum number of shares of common stock authorized for the Stock Option Plan,

(ii)	change the class of employees to other than Key Employees,

(iii)	reduce the basis upon which the Exercise Price is determined,

(iv)	extend the period within which the options under the Stock Option Plan may be granted, or

(v)	provide for an option that is exercisable during a period of more than ten years from the date it is granted.

Tax Withholding. As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Stock Option Plan, the Corporation may require that the Key Employee pay to it, or it may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such delivery and that the Board of Directors believes the Corporation is required by law to withhold.

Option Grants. The Board of Directors has awarded options to purchase 110,400 shares of common stock (adjusted to reflect January 21, 2000 3-for-2 stock split and January 10, 2005 stock dividend) to nine Key Employees at an exercise price of $7.84 per share (adjusted to reflect January 21, 2000 3-for-2 stock split and January 10, 2005 stock dividend).

No options were exercised by Mr. Johnson, Ms. Small or Ms. Becote during the year ended December 31, 2004. Following is certain information related to the options granted to Mr. Johnson and Ms. Small. No additional options were granted to Mr. Johnson, Ms. Small or Ms. Becote during 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End[1]		Value of Unexercised in-the-Money Options/SARs at Fiscal Year End[2]
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Lee Johnson, Jr.	0	$0	36,000	0	$167,760	$0
E. Elaine Small	0	$0	31,200	0	$145,392	$0
Fohliette W. Becote	0	$0	18,000	0	$83,880	$0
Wesley A. Christopher	0	$0	0	0	$0	$0

[1]	Numbers are adjusted to reflect the January 21, 2000 stock split as well as the January 10, 2005 stock dividend.
[2]	Dollar amounts shown represent the fair market value of stock options held as of December 31, 2004. All stock options were “in-the-money” at such date. Options are only considered “in-the-money” if the fair market value of the common stock exceeds the exercise price or base price of the options. The exercise price of the stock options is $7.84 (adjusted to reflect the January 21, 2000 stock split and January 10, 2005 stock dividend). The price paid for the common stock in the last trade known to management to have occurred on or prior to December 31, 2004 was $12.50, which trade occurred on December 28, 2004.

Employment Agreements

Employment Agreement. The Bank has entered into an employment agreement with Lee Johnson, Jr. The agreement with Mr. Johnson currently provides for an annual base salary of $164,078 which may be increased at the discretion of the Compensation Committee of the Bank’s Board of Directors. In addition to base salary, the agreement provides for Mr. Johnson’s participation in employee benefit plans and other fringe benefits applicable to executives and other employees of the Bank.

The agreement provides for an initial term of three years. The term of the agreement will be automatically extended, however, for an additional term of one year on each anniversary date of the agreement unless a non-renewal notice is given by either party to the other prior to the anniversary date of the agreement, so that the remainder of the term of the agreement is never less than two years nor more than three years. In the event Mr. Johnson’s employment is terminated by the Bank at any time for cause or by Mr. Johnson without cause, no termination benefit will be payable. If Mr. Johnson is terminated without cause, Mr. Johnson will continue to receive his then current salary and all other benefits, except qualified retirement plan benefits, for a period of two years from the termination date. In the alternative and at Mr. Johnson’s election, the present value of two years’ salary and bonuses can be paid in a lump sum within 60 days of a termination without cause. If Mr. Johnson is constructively terminated, as defined in the agreement, Mr. Johnson is entitled to receive his then current salary for the remainder of the term of the agreement and any employee benefits in accordance with the terms and provisions of those plans.

The agreement with Mr. Johnson also provides for the payment of a severance benefit to Mr. Johnson in the event his employment is terminated in conjunction with or following a change in control, as defined in the agreement. Under the terms of the agreement, in the event of an unapproved change in control, as defined in the agreement, Mr. Johnson is entitled to receive an amount equal to his base salary and bonuses approved under the agreement for a period of 2.99 years, as well as continued participation in all benefit plans and fringe benefits (except for qualified retirement plan benefits) for the same period of time, or, at Mr. Johnson’s election, a lump sum payment within 60 days of the termination date equal to the present value of his base salary and bonuses approved under the agreement for a period of 2.99 years as well as continued participation in all benefit plans and fringe benefits (except for qualified retirement plan benefits) for the same period of time. In the event of an approved change in control, as defined in the agreement, upon Mr. Johnson’s declaration of termination at will, as provided in the agreement, or upon the Bank’s termination without cause within two years following the change in control, Mr. Johnson is entitled to the same benefits payable upon termination after an unapproved change in control. In any case, Mr. Johnson is also entitled to receive, in addition to the termination benefit, a cash payment in an amount equal to the amount of any excise tax liability incurred by Mr. Johnson under Section 4999 of the Code as a result of the receipt of the termination benefit.

The agreement also restricts, following termination of employment, the right of Mr. Johnson to compete against the Bank within the counties in which the Bank has offices during the term of the agreement. The restriction applies during any period following termination of employment in which Mr. Johnson is receiving termination payments or is participating in benefit plans. However, the non-compete restriction does not apply if employment is terminated without cause. If Mr. Johnson is terminated for cause, the non-compete period will be twelve months following the termination date.

Retirement Package. In September 2004, the Corporation agreed to provide Mr. Johnson with a retirement package which will provide for certain benefits to Mr. Johnson upon his retirement which is scheduled to occur not later than June 30, 2006. In connection with the retirement package, the Corporation has agreed to: (a) pay an amount equal to the cost of health coverage (to be converted to a Medicare Supplement at age 65), dental insurance and long-term health care insurance for Mr. Johnson’s lifetime with a maximum annual benefit of $8,500, (b) enter into a two year agreement with Mr. Johnson for professional/consulting service for a retainer of $30,000 per year and (c) to amend the Supplemental Executive Retirement Plan (“SERP”) to provide a benefit equivalent to 65% of Mr. Johnson’s average compensation based on the highest three years of the last ten years (offset by the cash balance benefit). During December 2004, the benefit to Mr. Johnson under the SERP was increased as provided above.

Retention Bonus Agreements. The Bank has entered into retention bonus agreements with Mr. Johnson, Fohliette W. Becote, Harold Sellars, W. Donald Harrington and E. Elaine Small, effective on April 1, 2000. These agreements expired in April 2004 and have not been renewed. The agreements with these executives provided for the payment of severance benefits to the executives in the event of a change in control. Under the terms of the agreements, upon a change in control, the executives were entitled to receive an amount equal to their then current base annual salary in a lump sum payment. Additionally, in the event the executives’ employment was terminated without cause following a change in control, the executives are entitled to a lump sum payment equal to 24 months of their then current base annual salary. In both cases, the lump sum payment, if it constituted a “golden parachute payment” pursuant to the Code, would be reduced to that amount necessary so that no portion of the lump sum payment would be subject to the excise tax imposed by Section 4999 of the Code.

For the purposes of the retention bonus agreements, change in control generally included:

•	the acquisition by any person or group of 50% or more of the outstanding securities of the Corporation; or

•	the occurrence of any merger, consolidation, exchange or reorganization to which the Corporation is a party and to which it is not the surviving entity.

The agreements also restricted the right of the executives to compete against the Bank within a 60-mile radius of the main office of the Bank for a period of twelve months following the termination of their employment following a change in control, except if their employment was terminated without cause.

Retirement and Supplemental Retirement Plans

The Bank has established a Retirement Plus Plan and entered into Deferred Salary Agreements with its executive officers. These agreements provide that each of the executive officers of the Bank may defer up to 24% of his/her salary that is matched by the Company, not to exceed a combined total of 6% matching on both 401(k) and deferred compensation agreement. In addition, the Bank has established a Supplemental Executive Retirement Plan for the benefit of the following executive officers: Mr. Johnson, Ms. Small, Ms. Becote, and Mr. Harrington. The Supplemental Executive Retirement Plan provides benefits to those executive officers in an amount equal to 60% of the executive’s average compensation based on the highest three out of the last ten years offset by any cash balance compensation received at age 55 and above. This benefit for Mr. Johnson increased to 65% of his average compensation as provided above in December 2004. In the event of the executive’s termination of employment due to death or disability, such annual payments would be made for a period of years upon the election of the executive payable to the executive or to his or her designated beneficiaries, as applicable. The benefits payable under the Supplemental Executive Retirement Plan are funded by the purchase of life insurance. During the fiscal year ended December 31, 2004, the aggregate compensation expense related to the Supplemental Executive Retirement Plan was approximately $295,494.

Incentive Compensation Plan

The Bank, as part of the implementation of its strategic plan, adopted an Incentive Compensation Program (the “Program”) for employees covering the fiscal year ending December 31, 2004. The Program is composed of separate plans for different groups of employees: President, Executive Officers, Senior Management, City Executives, Loan Production Personnel, Branch Customer Staff and Corporate Support. The Plan is administered by the President under the supervision of the Bank’s Compensation Committee. Each incentive compensation plan in the Program describes eligibility for incentive awards and the basis for payments (annual or quarterly). Participants in the various plans are measured based on performance in key components of the Bank’s success, both in terms of size and profitability. Each year the Program is presented to and reviewed and approved by the Bank’s Compensation Committee. Individual awards are determined by a formulas set under each incentive compensation plan for different groups of employees that link attainment of the Bank’s strategic objectives with attainment of individual goals and objectives. The Bank met the minimum net income threshold of $1,448,000 in 2004 under the Program for payment of incentives.

Bank-Owned Life Insurance

BOLI involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of employees, usually senior officers. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with employee benefit plans or provide additional benefits for employees. During the first quarter of 2003, after having completed an evaluation of BOLI arrangements, the Bank invested $2,256,500 in BOLI, covering the lives of the executive officers named above. The Bank is the owner of the BOLI policies and is entitled to the full cash surrender value of the policies. The primary goal of this investment in BOLI is to help offset increased pension costs associated with the Bank’s Supplemental Executive Retirement Plan. Upon the insured’s death, the net death benefit is divided between the insured’s named beneficiary and the Bank. The current net death benefit for each of the named executives under the BOLI policies are as follows: for Mr. Johnson—$492,234; for Ms. Small—$337,969; for Ms. Becote—$307,220; and for Mr. Harrington—$252,914.

Indebtedness of and Transactions with Management

The Bank makes loans to its employees, including its executive officers and directors, in the ordinary course of its business. The Bank has adopted a policy which sets forth the requirements applicable to such loans. These loans are made using the same credit and underwriting standards as are applicable to the general public, and such loans do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to its employee loan policy loans to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons. None of the loans the Bank has made to the directors and executive officers and members of their immediate families since December 31, 2004 exceed $60,000 in the aggregate.

The Corporation entered into a five-year lease on December 31, 2003 under which NCM Capital Advisers, Inc. leases space in the Corporation’s corporate offices. The lease was amended in 2004 to include additional office space. Currently, annual lease payments to the Corporation are approximately $154,000 and will total $796,905 over the full term of the lease. Director Maceo K. Sloan serves as Chairman, Chief Executive Officer and Chief Investment Officer of NCM Capital Advisors, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Corporation’s Articles of Incorporation authorize the Board of Directors to fix the exact number of directors from time to time within a range of no fewer than three or more than nine people. The Board of Directors has fixed the number of directors for the coming year at seven people. Pursuant to the Corporation’s Bylaws and upon the conclusion of the Board’s search for a new Chief Executive Officer of the Corporation as previously announced in 2004 in connection with the Corporation’s management succession plans, the Board intends to appoint the new Chief Executive Officer to the vacant seat on the Board when that executive is selected. We anticipate that search process will be completed and a new Chief Executive Officer of the Corporation will be selected in 2005.

Directors are currently nominated and elected for one year terms. The individuals elected as directors at this annual meeting will hold office until the 2006 annual meeting of stockholders or until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board of Directors. If any nominee becomes unable to serve, the common stock represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Nominees for Election at this Annual Meeting

Information about the nominees for election at the annual meeting is set forth below:

Willie T. Closs, Jr., Director of the Corporation since 2002. Mr. Closs, 48, is a Director and Executive Vice President of N.C. Mutual Life Insurance Company, and has been associated with that insurance company since 1983.

Genevia Gee Fulbright, Director of the Corporation since 2000 and Director of the Bank from 1994 to 2001. Ms. Fulbright, 42, is Vice President of Fulbright and Fulbright, CPA, PA, and has been associated with the firm since 1987. Since November 2004, she also serves as President of Fulbright Electronic Commerce, Publishing & Media, Inc. She also is associated with Visualized Growth Partners which began operations in January 2003.

Lee Johnson, Jr., Director of the Corporation since 2001 and Director of the Bank since 1994. Mr. Johnson, 61, is the President and Chief Executive Officer of the Corporation and the Bank. He previously served as President/Chief Operating Officer of the Bank, October 2000 to May 2001; Vice President of the Corporation and Executive Vice President/Chief Financial Officer/Financial Group Executive of the Bank, September 1999 to September 2000; and Vice President of the Corporation and Executive Vice President/Chief Financial Officer/Financial Group Executive of the Bank, April 1996 to October 2000.

Joseph M. Sansom, Director of M&F Bancorp, Inc. since 1999 and Director of Mechanics & Farmers Bank since 1987. Mr. Sansom, 61, is currently Managing Partner, Sansom Associates, LLC. He previously served with the State of North Carolina in the Treasurer’s office as the Assistant to the State Treasurer from 1996 to January 2002. Prior to that time he worked for IBM in various financial positions and retired in 1995 after 30 years of service. Mr. Sansom is the son of Vivian M. Sansom, who owns more than ten percent of the Corporation’s outstanding common stock.

Maceo K. Sloan, Director of the Corporation since 2000 and Director of the Bank from 1980 to 2001. Mr. Sloan, 55, is currently Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. and Chairman, Chief Executive Officer and Chief Investment Officer of NCM Capital Advisers, Inc. and NCM Capital Management Group, Inc. Mr. Sloan serves as a director of NCM Capital Management Group, Inc. and SCANA Corporation and as a trustee of CREF-College Retirement Equities Fund (a registered management investment company) and TIAA-CREF Mutual Funds, both of which are investment companies subject to the regulation under the Investment Company Act.

Aaron L. Spaulding, Director of the Corporation since 1999 and Director of the Bank since 1994. Mr. Spaulding, 61, is the Chairman, President and Chief Executive Officer of Prestige Travel, an American Express Travel Services Representative.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE SIX NOMINEES AS DIRECTORS OF THE CORPORATION FOR THE COMING YEAR.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The certified public accounting firm of Deloitte & Touche, L.L.P. has been appointed by the Audit Committee of the Corporation’s Board of Directors to serve as the independent auditor for the Corporation for 2005. A proposal to ratify that appointment is being submitted to the stockholders. Representatives of Deloitte & Touche are expected to attend the annual meeting and will be available to respond to appropriate questions and, if they desire to do so, will have the opportunity to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, L.L.P. AS INDEPENDENT AUDITOR FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Audit Fees Paid to Independent Auditor

The following table represents fees for professional services rendered by Deloitte & Touche for the audit of the Corporation’s annual consolidated financial statements for the years ended December 31, 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche for each of those fiscal years. Amounts presented for the 2003 audit are actual and for the 2004 audit are estimated.

	Year ended December 31,
	2004	2003
Audit Fees[1]	$224,592	$92,883
Audit-Related Fees[2]	$0	$18,081
Tax Fees[3]	$9,600	$8,200
All Other Fees	$0	$0

Total Fees	$234,192	$119,164

[1]	These are fees paid for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-QSB, and for services normally provided in connection with statutory or regulatory filings or engagements.
[2]	These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above, including fees related to audits of financial statements of employee benefit plans and any subsidiaries, and due diligence services.
[3]	These are fees paid for professional services rendered for tax compliance, tax planning and tax advice, including assistance in the preparation of the Corporation’s various federal, state and local tax returns, tax credit consultation and franchise tax return amendments.

Pre-Approval of Audit and Permissible Non-Audit Services

All audited-related services, tax services and other services rendered in 2004 and 2003 were pre-approved by the Audit Committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s amended charter provides for pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor. The amended charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and greater than 10% stockholders to file reports of their ownership and any changes in ownership of common stock with the SEC. These directors, executive officers and greater than 10% stockholders are required by regulation to provide the Corporation with a copy of any Section 16(a) reports they file. Based on the Corporation’s review of copies of these reports received by it and written representations made to it by these persons, the Corporation believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were satisfied during the year ended December 31, 2004.

OTHER MATTERS

The Board of Directors knows of no other matters to be considered at the annual meeting. If other matters of which the Corporation is made aware after February 22, 2005 are properly brought before the annual meeting or any adjournment of the annual meeting, the people appointed in the proxy intend to vote the shares represented by the proxy according to their best judgment, pursuant to the discretionary authority granted by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

It is presently anticipated that the 2006 annual meeting of stockholders will be held on May 11, 2006. In order for the stockholder proposals to be included in the Corporation’s proxy materials for that meeting, proposals must be received by the Corporate Secretary at the Corporation’s principal executive office no later than December 13, 2005, and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, a stockholder may commence his or her own proxy solicitation and present a proposal from the floor of the 2005 annual meeting of stockholders. In order to do so, the stockholder must notify the Corporate Secretary in writing at the Corporation’s principal executive office no later than February 28, 2006 of his or her proposal. If the Corporate Secretary is not notified of the stockholder’s proposal by February 28, 2006, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2006 annual meeting.

MISCELLANEOUS

The Corporation’s annual report to stockholders for the year ended December 31, 2004 has been mailed with this proxy statement to all stockholders of record as of March 15, 2005. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Corporation. The annual report is not to be treated as part of this proxy statement or a solicitation of proxies.

A COPY OF THE CORPORATION’S FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO YOU WITHOUT CHARGE IF YOU ARE A STOCKHOLDER OF THE CORPORATION ON MARCH 15, 2005. PLEASE MAKE YOUR WRITTEN REQUEST TO OUR CORPORATE SECRETARY, M&F BANCORP, INC., 2634 DURHAM CHAPEL HILL BLVD., DURHAM, NORTH CAROLINA 27707.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO VOTING.

APPENDIX A

M&F BANCORP, INC.

AUDIT COMMITTEE CHARTER

(Amended January 10, 2005)

Purpose

The Audit Committee is established by the Board of Directors of M&F Bancorp, Inc. (the “Company”) for the primary purpose of assisting the board in overseeing the:

•	integrity of the Company’s financial statements,

•	Company’s compliance with legal and regulatory requirements,

•	independent auditor’s qualifications and independence,

•	performance of the Company’s internal audit function and independent auditor, and

•	Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures, and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage. The activities of the Audit Committee will not be subject to interference by financial or senior management.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

Composition and Meetings

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after their appointment). In addition, at least one member of the Committee will have accounting or related financial management expertise and, to the extent practicable, be a “financial expert” (as that term is defined by the Securities and Exchange Commission (“SEC”) as determined by the Board. The existence of such a member(s), including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC.

The members of the Committee shall be appointed and may be replaced by the Board. Unless the Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the internal audit manager and the independent auditors, in separate executive sessions as necessary, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or one or more designated members, should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Responsibilities and Duties

Documents/Reports/Accounting Information Review

1.	Review the Audit Committee Charter annually and recommend to the Board of Directors any necessary amendments as conditions dictate.

2.	Review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal control reports. Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditor.

3.	Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-KSB. Review with financial management and the independent auditors all Quarterly Reports on Form 10-QSB prior to filing, including the results of the independent auditors’ reviews of the quarterly financial statements.

4.	Review press releases on any financial related matters with management, including review of “pro-forma” or “adjusted” non-GAAP information.

5.	Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

6.	Review the regular internal reports to management prepared by the internal audit department and management’s response.

Independent Auditors

7.	Appoint (subject to shareholder ratification), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and replace the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event they arise. Consider whether the auditor’s performance of permissible non audit services is compatible with the auditor’s independence. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.

8.	Review with the independent auditor any audit problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and have timely discussions with the independent auditors on the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

9.	At least annually, obtain and review a report by the independent auditor describing:

•	the auditor’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company.

10.	Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

11.	Review and pre-approve both audit and non audit services to be provided by the independent auditor. This duty may be delegated to one or more designated members of the audit committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. Approval of non audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

Financial Reporting Processes and Accounting Policies

12.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, and the internal control structure.

13.	Receive and review any disclosure from the company’s CEO or CFO made in connection with the certification of the company’s quarterly and annual reports filed with the SEC of: a) all significant deficiencies and material weaknesses in the design or operation of the internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls.

14.	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

15.	Review analyses prepared by management and the independent auditor as noted in item 8 above setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

16.	Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

17.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

18.	Establish and maintain procedures for the confidential, anonymous submission by Company employees of concerns or complaints regarding questionable accounting or auditing matters.

Internal Audit

19.	Review and advise on the selection and removal of the internal audit manager.

20.	Review activities, organizational structure, and qualifications of the internal audit function.

21.	Annually, review and recommend changes, if any, to the internal audit charter.

22.	Periodically review with the internal audit manager any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the internal audit function’s work.

Legal Compliance and Risk Management

23.	Establish, review and update periodically a Code of Business Conduct and Ethics and ensure that management has established a system to enforce this Code. Ensure that the Code complies with all applicable rules and regulations.

24.	Review management’s monitoring of the Company’s compliance with the organization’s Ethics Code, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public to satisfy legal requirements.

25.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

26.	Review, with the organization’s counsel, any legal matter that could have significant impact on the Company’s financial statements.

27.	Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

28.	Review with the independent auditors, the internal audit department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee (if any), have been addressed or implemented.

29.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

30.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties, and responsibilities outlined herein.

31.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

☒ Please mark your votes as in this example.

1. Elect six (6) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2006.						2. Ratify the appointment of Deloitte & Touche, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2005.	FOR	AGAINST	ABSTAIN
Nominees: Willie T. Closs, Jr., Genevia Gee Fulbright, Lee Johnson, Jr., Joseph M. Sansom, Maceo K. Sloan, Aaron L. Spaulding							☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark						3. Consider any other business that may properly be brought before the meeting or any adjournment of the annual meeting.

“For all Nominees Except” and write that person’s name below.)

For all Nominees	☐	Withhold Authority to Vote	☐	For all Nominees Except	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

SIGNATURE	DATE

SIGNATURE	DATE
(if jointly held)

If acting Attorney, Executor, Trustee or other representative capacity, please sign name and title.

Fold and Detach Here Return in the Envelop Enclosed

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

M&F Bancorp, Inc.

May 10, 2005

Note: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee or guardian, please set forth full title as it appears hereon. Stockholders of record at the close of business on March 15, 2005 are entitled to vote at the annual meeting.

M&F Bancorp, Inc.

2634 Durham Chapel Hill Boulevard

P. O. Box 1932 (27702)

Durham, NC 27707

(919) 683-1521

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of the stockholders of M&F BANCORP, INC. (the “Company”). The undersigned hereby appoints Lem Long, Sr., Joseph M. Sansom, Julia W. Taylor, and Walter S. Tucker or any of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on March 15, 2005 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 10, 2005, at 10:00 a.m. at the M&F Bank Corporate Center, 2634 Durham Chapel Hill Boulevard, Durham, NC.

This Proxy will be voted as directed. If you execute and return this Proxy but do not specify otherwise, this Proxy will be voted FOR all the nominees and FOR the proposals listed on the reverse, and, in the Proxies’ discretion, on any other matter that may properly come before the meeting. This Proxy is revocable prior to its exercise.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)